UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

CARDINAL ENERGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53923	26-0703223
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

6037 Frantz Rd., Suite 103 Dublin, OH	43017
(Address of principal executive offices)	(Zip Code)

(614) 459-4959
Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 5, 2015 (the “Effective Date”), CEGX of Texas, LLC (“CEGX”), a wholly owned subsidiary of Cardinal Energy Group, Inc. (the “Company”) and the record holder of title in and to the Oil and Gas Properties (as defined below), entered into a Participation Interest Purchase Agreement (the “Purchase Agreement”) with Keystone Energy, LLC (“Keystone Energy”) and each of the beneficial owners of the Oil and Gas Properties, one of whom is the Company (the “Sellers”). Pursuant to the terms of the Purchase Agreement, Keystone Energy agreed to purchase and CEGX and the Sellers agreed to sell to Keystone Energy all of the participation interests (the “Participation Interests”), which represent 100% of the beneficial ownership of (i) those certain oil and gas leases, along with the associated contracts and real property interests necessary and useful in the ownership and operation thereof, all situated in Shackelford County, Texas (the “Oil and Gas Leasehold”), (ii) the oil and gas wells located on the Oil and Gas Leasehold, along with the associated fixtures and personal property, including hydrocarbons produced therefrom (the “Wells”), and (iii) the rights in and to that certain Farmout Agreement between CEGX and Bluff Creed Petroleum, LLC (the “Farmout Agreement” and collectively with the Oil and Gas Leasehold and the Wells, the “Oil and Gas Properties”). As payment in full for the Participation Interests and the Oil and Gas Properties, Keystone Energy agreed to (i) pay to the Sellers an aggregate of $1,575,000 (the “Cash Purchase Price”), and (ii) in lieu of cash payments to the Company for its Participation Interests, assign to the Company a 5% ownership interest in Keystone Energy.

Upon execution of the Purchase Agreement, CEGX and the Sellers agreed to sell, assign and transfer to Keystone Energy all of their rights, titles and interests in and to (i) the Sellers’ Participation Interests, along with any and all beneficial ownership in and to the Oil and Gas Properties represented by the Participation Interests, and (ii) the Oil and Gas Properties, pursuant to an assignment agreement. The assignment agreement will be held in escrow until the first to occur of (a) the full payment of the Cash Purchase Price to the Sellers, or (b) the expiration of 365 days following the Effective Date (the “Escrow Period”). Keystone Energy agreed to pay to the Company on the Effective Date $250,000 for its portion of the Cash Purchase Price. If Keystone Energy fails to pay the Cash Purchase Price to the Sellers prior to expiration of the Escrow Period, the Company may reacquire its Participation Interests and its respective share of the Oil and Gas Properties for $100.

As consideration for the Sellers’ agreement to deliver the assignment agreement to the escrow agent, Keystone Energy agreed to pay up to $250,000, or such greater amounts that Keystone Energy may elect in its discretion, to CEGX for the purpose of making improvements to the Oil and Gas Properties.

Simultaneously with entry into the Purchase Agreement, Keystone Energy entered into that a Master Loan Agreement by and between Maximilian Bradford, LLC (“Maximilian”) and Keystone Energy for a loan in the original principal amount of $2,600,000. Upon full repayment by Keystone Energy of the loan from the proceeds derived from the Oil and Gas Properties, the Company is granted an option to convert its interest in Keystone Energy into either (i) an undivided 50% of the working interest owned by Keystone Energy in the Oil and Gas Properties, or (ii) a 50% equity interest in Keystone Energy, subject to the terms of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions.

Financial West Group, member FINRA/SIPC, acted as financial advisor to the Company in connection with the transaction.

The foregoing description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the full text of such document, filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2015, the Board of Directors (the “Board”) of Cardinal Energy Group, Inc. (the “Company”) appointed John Jordan, age 68, its Chief Financial Officer and a member of the Company’s Board, effective June 1, 2015. On the same date, Gary Peterson stepped down as Chief Financial Officer and was appointed the Company’s Controller, effective June 1, 2015. Mr. Jordan will also serve as the Chairman of the Company’s Audit Committee.

Mr. Jordan served as the Company’s Chief Financial Officer from January 2014 until September 2014, when he retired to pursue community service work. Mr. Jordan served in various positions with Unocal Corporation and its successor, Chevron Corporation, from 1970 to 2006, most recently serving as Accounting Manager and Division Comptroller. Mr. Jordan has over 40 years’ experience as an accounting and financial services professional, with an extensive background in oil and gas and geothermal energy industries both in the United States and overseas. Mr. Jordan holds a Bachelor of Science in Accounting and Business Management from Pepperdine University (1970) and an MBA from the George Graziadio School of Business and Management, Pepperdine University (1977).

In connection with Mr. Jordan’s appointment, the Company agreed to pay Mr. Jordan $2,000 per month, to be adjusted monthly or quarterly through mutual agreement. In addition, Mr. Jordan will receive a signing bonus of 200,000 shares of Company common stock.

There is no arrangement or understanding between Mr. Jordan and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Jordan and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Jordan has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Participation Interest Purchase Agreement dated June 5, 2015 by and among Keystone Energy, LLC, CEGX
99.1	Press release of Cardinal Energy Group, Inc. dated May 27, 2015.
99.2	Press release of Cardinal Energy Group, Inc. dated June 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ENERGY GROUP, INC.

Date: June 23, 2015	By:	/s/ Timothy W. Crawford
Timothy W. Crawford, Chief Executive Officer